Exhibit 32.1.1

Certification

I, Hank J. Ratner, certify that:

1.	I have reviewed this Amendment No. 2 on Form 10-K/A to Annual Report on Form 10-K of The Madison Square Garden Company.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date August 5, 2011

/s/ Hank J. Ratner
Hank J. Ratner
President and Chief Executive Officer